For period ended 05/31/2016                  Series 13,21,49,50,51,52
File Number 811-2429

Sub Item 77D(a):  Policies with respect to security investments
--------------------------------------------------------------------------------

                       USAA CORNERSTONE CONSERVATIVE FUND
		USAA CORNERSTONE MODERATELY CONSERVATIVE FUND
			USAA CORNERSTONE MODERATE FUND
		USAA CORNERSTONE MODERATELY AGGRESSEIVE FUND
			USAA CORNERSTONE AGGRESSIVE FUND
			USAA CORNERSTONE EQUITY FUND
                      SUPPLEMENT DATED MARCH 9, 2016
                          TO THE FUNDS PROSPECTUS
                           DATED OCTOBER 1, 2015


The following is added to the list of Funds available for investment table in the "Description of Underlying USAA Funds" section found on pages 74-76 of the Funds' prospectus:



Fixed-Income Funds
-------------------

USAA Flexible Income Fund



Objective/Strategy
------------------

total return through a combination of income and capital appreciation/invests in income-producing securities that carry the most attractive opportunity for total return, regardless of maturity or credit rating



Fixed-Income Funds
-------------------


USAA Government Securities Fund



Objective/Strategy
------------------


high level of current income consistent with preservation of principal/80% in government securities


Alternative Funds
-----------------

USAA Global Managed Volatility Fund


Objective/Strategy
------------------

long-term capital appreciation while attempting to reduce volatility during unfavorable market conditions/combines domestice and foreign equity securities along with the use of bonds and an option-based risk-management alternative strategy to provide growth with greater downside risk controls


Alternative Funds
-----------------


USAA Target Managed Allocation Fund


Objective/Strategy
------------------

maximize total return, primarily through capital appreciation/invests primarily in U.S. and/or foreign (to include emerging markets) equity securities and fixed-income securities through investments in shares of other investment companies, including exchange-traded funds and hedge funds, and real estate securities, including real estate investment trusts